UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

SATELLITE SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28739	91-1903590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 880263, San Diego, California	92168-0263
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 977-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K of Satellite Security Corporation (the "Company") filed with the Securities and Exchange Commission on June 7, 2007 (the "Report"), reporting under "ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS" that Zirk Engelbrecht, the sole director, chief executive officer and chief financial officer of the Company, resigned from his position as director and from all offices of the Company that he holds effective as of the close of business on June 6, 2007. Such resignations reported in the Report did not occur. Although Mr. Engelbrecht contemplated such resignations, he did not tender any resignation and he remains the sole director, chief executive officer and chief financial officer of the Company.

Given the short timeframe in which to file the Report in the event that Mr. Engelbrecht did in fact tender his resignation, the Company had prepared the Report ready for filing and submitted it to its filing service so that it would be ready for filing in the event that Mr. Engelbrecht tendered his resignations as discussed above. There was a communication error and the report was filed even though Mr. Engelbrecht did not tender his resignation. Consequently, the Report was filed in error and is hereby retracted.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Retracted.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

SATELLITE SECURITY CORPORATION
Registrant

June 6, 2007	By:	/s/ ZIRK ENGELBRECHT
Zirk Engelbrecht, Chief Executive Officer
As Principal Executive Officer
and on behalf of Registrant